Exhibit 16.1
25 October 2022
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Ferguson plc’s Form 8-K dated 25 October 2022, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte LLP

DELOITTE LLP